UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2023

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 East Green Street, Bensenville, IL 60106

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (847) 295-7000

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
None	N/A	N/A

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2023, the Board of Directors (the “Board”) of Rubicon Technology, Inc. (the “Company”) appointed Dennis Paul, 50, as an independent director. Mr. Paul will serve as a Class II director with a term expiring at the Company’s 2024 Annual Meeting of Stockholders. Since 2012, Mr. Paul has served as a Founder and Managing Member of Thyra Global Management and since 2018 has served as a Senior Advisor at Blackstone.

There is no arrangement or understanding between Mr. Paul and any other person pursuant to which Mr. Paul was appointed to the Board. Mr. Paul has not been involved in any related party transaction within the meaning of Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and required to be disclosed herein.

At the time Mr. Paul assumed the role of director, the Board had not determined the Board committees, if any, on which Mr. Paul would serve. Following Mr. Paul’s appointment, there were no vacancies on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUBICON TECHNOLOGY, INC.

(Registrant)

Date: March 3, 2023	By:	/s/ Joseph Ferrara
		Name:	Joseph Ferrara
		Title:	Executive Officer and Chief Financial Officer